UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013 (December 6, 2013)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

Appointment of Chief Operating Officer

On December 6, 2013, Greif, Inc. (the “Company”) issued a press release announcing that Peter G. Watson has been appointed as Chief Operating Officer of the Company, effective as of January 1, 2014. Mr. Watson will be assuming the chief operating officer duties from David B. Fischer, the Company’s Chief Executive Officer and President.

Mr. Watson, 56, has served as Vice President and Group President, Paper Packaging & Services, Global Sourcing and Supply Chain and Greif Business System since September 2012. As of May 2013, Mr. Watson also served as President of Soterra LLC, which operates the Company’s Land Management business segment. From January 2010 to September 2012, he served as Vice President and Division President, Paper Packaging & Services. Prior to January 2010 and for more than five years, Mr. Watson served as President of CorrChoice (a division of the Company).

There are no arrangements or understandings between Mr. Watson and any other person pursuant to which Mr. Watson was appointed as chief operating officer of the Company.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on December 6, 2013, announcing Peter G. Watson’s appointment as Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: December 9, 2013	By	/s/ Kenneth B. André, III
Kenneth B. André III, Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on December 6, 2013, announcing Peter G. Watson’s appointment as Chief Operating Officer.